Exhibit 3.80

BY-LAWS OF INTERSTATE TELEPHONE COMPANY 1. Certificates of stock shall be issued in numberical order to the stockholders evidencing the number of shares owned in the corporation by such stockholder. If and when any stockholder wishes to sell his or her stock in the corporation, he or she shall offer the same to one or more of the other stockholders at such price as the selling stockholder is willing to take for said stock, and stockholder or stockholders to which such stock is offered shall have the option for ninety days to purchase said stock at such figure. Any stockholder buying stock under this provision shall give to all other stockholders the opportunity of buying a part of the stock, in proportion to his stock ownership, at the purchase price. No. stockholder can sell his stock until after this option has been given and no stockholders is willing to purchase such stock at the price named. Notice of this condition shall be printed, written, or stamped on each stock certificate before the same is issued. Each stockholder shall have one vote in stockholder’s meetings for each share of stock owned by him. 2. The annual meeting of stockholders of Interstate Telephone Company shall be held on the third Wednesday of January in each year for the purpose of electing Directors, receiving reports, and transacting such other business as may come before the meeting. Special meetings of the stockholders shall be held on call of the President or any two of the stockholders. Notice of special meetings shall be given three days before the date fixed and shall state the time, place and objects of the meeting.

2 The Directors of the corporation shall be elected at the annual meetings to serve until the next annual meeting and until their successors are elected and qualified. Not less than three Directors shall b e so elected. Vacancies in the Board of Directors shall be filled for the remainder of the year by the remaining Directors, whether or not a majority. 4. The officiers of the corporation shall be a Chairman of the Board, a President, Vice-president, a Secretary, and a Treasurer who shall serve until the next annual meeting and until their successors are elected and qualified. The President must be a Director. One person may be elected to more than one office. 5. Regualr meetings of the Directors shall be held on the date of the annual meeting og stockholders, one meeting before the annual meeting of stockholders to wind up the business of the year and another meeting following the annual meeting of stockholders for the purpose of electing officers and organizing the business of the corporation for the coming years. 6. Special meetings of the Directors may be called by the president or any two Directors. Notice of special meetings of Directors shall be given to each Director at least two days before the time fixed and shall state the objects of the meeting. 7. Each notice provided by these by-laws to be given to a stockholder or a Director may be waived in writing by such stockholder or Director, either before of after such meeting. Special

3 Special meetings of the stockholders or Directors may be held at any time and place by unanimous consent of the stockholders or the directors, as the case may be. The presence of all stockholders or Directors at such meeting shall be sufficient evidence of consent. Meetings of Directors may be held at any place, either within or without the State of Georgia as may be determined by the Directors. stockholders meetings must be held in the state of Georgia. 8. All certificates of stock, deeds, notes, and contracts of the company shall be signed by the President or Vice-President, signing with the Secretary or Treasurer. 9. Each officer is authorized to sign and endorse checks, drafts, and like instnuments in the name and behalf of the corporation, except that no officer shall sign or endorse such an instrument in his own favor. 10. The Chairman of the Board shall preside over meetings of the Board of Directors and of the stockholders and perform such other duties as the Directors may determine. The President shall have the active management of the business of the corporation. The Vice-President shall act in the absence or inability of the President to act. The Secretary shall keep the Minutes of stockholder, and Directors, meetings and perform such other duties as the Directors may direct. The Treasurer shall have charge of the monies of the corporation, subject to with drawal as herein provided and in accordance with directions

4 given by Directors. 11. The following is an impression of the seal of the corporation. 12. These By-laws may be amended by the Directors at any annual meeting or at any special meeting after due notice thereof has been given or waived.

5 JUL,21. 1997 9:25AM NO.322 P.25/32 AMENTMENT TO THE BY-LAWS OF INTERESTATE TELEPHONE COMPANY DONE AT A SPECIAL CALLED MEETING OF THE DIRECTORS OF SAID COMPANY HELD ON DECEMBER 18, 1975. PARAGRAPH 2 of the By-Laws of Interestate Telephone Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following: 2.“The annual meeting of stockholders of Interestate Telephone company shall be held during the last two weeks in January in each year on the date and at the time and at the place set by the president, for the purpose of electing Directors, receiving reports, and transacting such other business as may come before the meeting. Special meetings of the stockholders shall be held on call of the president or any two of the stockholders. Notice of special meetings shall be given three days before the date fixed and shall date the time, place and objects of the meeting.” PARAGRAGH 5 of the By-Laws of Interestate Telephone Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following: 5. “Regular meetings of the Directors shall be held on the date of, and immediately following the annual meeting of stockholders. Directors shall elect officers and organize the business of the corporation for the coming year.”

6 JUL,21. 1997 9:25AM NO.322 P.26/32 AMENDMENT TO THE BY-LAWS OF INTERESTATE TELEPHONE COMPANY DONE AT A REGULAR MEETING OF THE DIRECTORS OF SAID COMPANY HELD ON JANUARY 28, 1976. PARAGRAGH 5 of the By-Laws of Interestate Telephone Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following: 5 “The Board of Directors shall meet at least twice in each year. One such regular meeting shall be held during the last two weeks in January in each year, on the same day as, and immediately after the annual stockholders meeting. The other regular meeting of the Board of Directors shall be held during the second week in August of each year on a date , and at a time and at a place, to be set by the president of the corporation. At the January meeting, Directors shall elect officers and organize the business of the Corporation for the coming year.”

 JUL,21. 1997 9:25AM NO.322 P.27/32 AMENDMENT TO THE BY-LAWS OF INTERESTATE TELEPHONE COMPANY DONE AT A REGULAR MEETING OF THE BOARD OF DIRECTORS HELD ON THE 16TH. DAY OF AUGUST, 1976. PARAGRAPH 2 of the By-Laws of Interestate Telephone Company is hereby amended by striking the word “three”where it appears in the last sentence of said paragraph, and by inserting in lieu thereof the word “ten”. PARAGRAPH 6 of said By-Laws is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following: “Special meetings of the Directors may be called by the president or by any two Directors. Notice of special meeting of Directors shall be given to each Director at least ten days before the time fixed for such meeting, and the notice shall state the objects and the time and place of the meeting. EXCEPT HOWEVER, when any special meeting of the Directors is called for the purpose of considering an amendment to the By-Laws, a written notice shall be given to each Director at least two weeks prior to the date of such proposed meeting. said notice shall the time and place of such meeting.” PARAGRAPH 12 of the By-Laws is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following: 12. “These By-Laws may be amended by the Directors at any meeting, regular or special, provided that a written notice shall be given to each Director at least two weeks prior to date of such proposed meeting and shall state the time and place of such proposed meeting and shall state the time and place of such meeting. Notice may be waived in writing by such Director, and attendance shall be a waiver of such notice” 7

8 AMENDMENT TO THE BY-LAWS OF INTERSTATE TELEPHONE COMPANY DONE AT THE REGULAR MEETING OF THE DIRECTORS OF SAID COMPANY HELD ON JANUARY 20, 1978 PARAGRAPH 2 of the By-Laws of Interstate Telephone Company is hereby amended by changing the date of the annual meeting of Stockholders of the Company of the last two weeks in January of each year to December in each year, and said PARAGRAPH 2 as amended reads as follows: “The annual meeting of stockholders of Interstate Telephone Company shall be held in December in each year on the date and at the time and at the place set by the President, for the purpose of electing Directors, receiving repots, and transacting such other business as may come before the meeting. Special meetings of the stockholders shall be held on call of the President or any two of the stockholders. Notice of special meetings shall be given ten days before the date fixed and shall state the time, place and objects of the meeting.” PARAGRAPH 5 of the By-Laws of Interstate Telephone Company is hereby amended by changing the number and time of regular Directors meetings from twice each year to four times each year during the months of April, July, October and December, and as herby amended, PARAGRAPH 5 reads as follows: “Regular meeting of the Directors shall be held four times each year. The meetings shall be held during the months of April, July, October and December. The exact date, time and place of each meeting shall be set by the President. At the December meeting, the Board of Directors shall elect officers and organize the business of the corporation for the coming year.”

9 AMENDMENT TO THE BY-LAWS OF INTERSTATE TELEPHONE COMPANY DONE AT THE REGULAR MEETING OF THE DIRECTORS OF SAID COMPANY HELD ON JULY 24, 1978 PARAGRAPH 1 of the By-Laws of Interstate Telephone Company is hereby amended by adding at the end of Paragraph 1, an additional paragraph in words and figures as follows: “If and when any stockholder shall pledge his or her stock in this corporation as collateral or security for a loan or debt, the lender, creditor shall be informed that the remaining stockholders have the first refusal to purchase the said stock in the event of default and foreclosure. Notice of this condition shall be printed, written or stamped on each stock certificate prior to issue. PARAGRAPH 1 as amended reads as follows: 1. Certificates of stock shall be issued in numberical order to the stockholders evidencing the number of shares owned in the corporation by such stockholders. If and when any stockholders wishes to sell his or her stock in the corporation, he or she shall offer the same to one or more of the other stockholders at such price as the selling stockholder is willing to take for said stock, and stockholder or stockholders to which such stock is offered shall have the option for ninety days to purchase said stock at such figure. any stockholder buying stock under this provision shall give to all other stockholders the opportunity of buying a part of the stock, in proportion to his stock ownership, at the purchase price. No stockholder can sell his stock until after this option has been given and no stockholder is willing to purchase such stock at the price named. Notice of this condition shall be printed, written, or stamped on each certificate before the same is issued. Each stockholder shall have one vote in stockholder’s meetings for each share of stock owned by him.

10 AMENDMENTS July 24, 1978 Page 2 If and when any stockholder shall pledge his or her stock in this corporation as collateral or security for a loan or debt, the lender, creditor shall be informed that the remaining stockholders have the first refusal to purchase the said stock in the event of default and foreclosure. Notice of this condition shall be printed, written or stamped on each stock certificate prior to issue. PARAGRAPH 5 of the By-Laws of Interstate Telephone Company is hereby amended by adding at the end of Paragraph 5, an additional paragraph in word and figures as follows: “In case of an emergency or extenuating circumstances, with the agreement of the Officers, a scheduled meeting may be postponed for a reasonable period of time.” PARAGRAPH 5 as amended reads as follows 5. Regular meeting of the Directors shall be held four times each year. The meetings shall be held during the months of April, July, October and December. The exact date, time and place of each meeting shall be set by the President. At the December meeting, the Board of Directors shall elect officers and organize the business of the corporation for the coming year. In case of an emergency of extenuating circumstances, with the agreement of the Officers, a scheduled meeting may be postponed for a reasonable period of time.